       CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED
       AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                   EXHIBIT 10.8

                                LICENSE AGREEMENT

         Effective as of March 11, 1996 (the "Effective Date"), THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California ("STANFORD"), and KOSAN Biosciences, Inc., a California corporation having a principal place of business at 211 Belgrave Avenue, San Francisco, California 94117 ("LICENSEE"), agree as follows:


1        BACKGROUND

         1.1 STANFORD has an assignment of "Recombinant Production of Novel Polyketides" from the laboratory of Dr. Chaitan Khosla ("Invention(s)"), as described in STANFORD Docket S93-098 and any Licensed Patent(s), as hereinafter defined, which may issue on such Invention(s).

         1.2 STANFORD desires to have the Invention(s) perfected and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.

         1.3 LICENSEE desires a license under said Invention(s), Licensed Patent(s) and Licensed Materials to develop, manufacture, have made, use, and sell Licensed Product(s) in the Licensed Field of Use.

         1.4 The Invention(s) were made in the course of research supported by the National Institutes of Health.

         1.5 STANFORD has entered into agreements with John Innes Institute and Brown University Research Foundation ("BURF") which provide STANFORD the exclusive right to act on behalf of such parties in connection with the licensing of their entire right, title and interest with respect to the Inventions and Licensed Patents.

         1.6 LICENSEE and STANFORD have entered into an Option Agreement effective as of April 1, 1995 pursuant to which STANFORD granted KOSAN an exclusive option to acquire an exclusive license to the Inventions and Licensed Patents.

2        DEFINITIONS

         2.1 "Affiliate" means any corporation or other entity that is directly or indirectly controlling, controlled by or under common control with LICENSEE. For the purpose of this definition, "control" shall mean the direct or indirect beneficial ownership of at least forty-nine percent (49%) in the income or stock of such corporation or business.

         2.2 "Exclusive" means that, subject to Article 4, STANFORD shall not grant further licenses to the Invention(s), Licensed Materials, and Licensed Patent(s) in the Licensed Territory.

         2.3 "Licensed Materials" shall mean the biological materials listed on Exhibit A hereto, and such other agreed materials as STANFORD may provide to LICENSEE during the term of this Agreement, which shall be added to Exhibit A.

         2.4 "Licensed Patent(s)" means (i) the U.S. and foreign patent applications listed on Exhibit B hereto, (ii) all U.S. or foreign patent applications filed after the Effective Date which name Chaitan Khosla as an inventor and which claim one or more inventions which would be dominated by any patent issuing on a patent application within the Licensed Patents pending as of the Effective Date (or a division, substitution or continuation of such a pending application), (iii) all divisions, substitutions and continuations of any of the preceding, (iv) all foreign patent applications corresponding to or claiming priority from any of the preceding, and (v) all U.S. and foreign patents issuing on any of the preceding, including patents of addition, reexaminations, reissues and extensions.

         2.5 "Licensed Product" will mean any product (i) the manufacture or sale of which is within a Valid Claim within the Licensed Patents in the country which the product is made or sold; or (ii) containing a composition of matter that was first invented using a method within the scope of a Valid Claim within the Licensed Patents in the country in which such use occurred.

         2.6      "Licensed Territory" means worldwide.

         2.7      "LICENSEE" shall mean KOSAN Biosciences, Inc. and its
Affiliates.

         2.8 "Net Sales" means the gross revenue received by LICENSEE and/or sublicensee(s) from sales of Licensed Product(s), less the following items but only insofar as they are included in such gross revenue and are separately stated on the invoice:

                  (a) Import, export, value added, excise and sales taxes, tariffs, and custom duties;

                  (b) Credit for returns, damaged goods, allowances, or trades;

                  (c)      Charges for packaging, shipping and insurance; and

                  (d) Customary rebates, cash and trade discounts, actually taken.

         2.9 "Valid Claim" means a claim of (i) an issued, unexpired patent which has not been held unenforceable of invalid by a court or other governmental entity of competent jurisdiction, and which has not been disclaimed, or rejected or found invalid or unenforceable in a reissue application or re-examination proceeding; or (ii) a patent application, provided that not more than five (5) years have elapsed from the date the claim takes priority for filing purposes.

3        GRANT

         3.1 STANFORD hereby grants and LICENSEE hereby accepts an Exclusive license under the Inventions, Licensed Patents and Licensed Materials to make, have made, import, use, lease, sell and offer for sale and otherwise commercialize and exploit Licensed Products and Licensed Materials, and practice any method, process or procedure within the Licensed Patents in the Licensed Territory.

         3.2 The license granted in Section 3.1 shall be Exclusive, and include the right to grant sublicenses pursuant to Article 14 during the period that LICENSEE holds an Exclusive license, for a term commencing as of the Effective Date, and ending upon the expiration of the last to expire of the issued Licensed Patent(s), on a country-by-country basis, or if no patent within the Licensed Patent(s) issues in a country, shall terminate on the tenth anniversary of the first sale of a Licensed Product in such country. Notwithstanding the above, (i) the parties may with written agreement convert the exclusive license to a non-exclusive license, on a country-by-country basis, or (ii) at any time prior to two (2) years before the expiration of the last to expire of the Licensed Patents in a particular country, on a country-by-country basis, LICENSEE may elect to convert the exclusive license granted herein to a non-exclusive license in such country with notice to STANFORD.

         3.3 Notwithstanding Sections 3.1 and 3.2 above, STANFORD shall retain the nontransferable right to practice the Licensed Patents and use the Licensed Materials for its internal, academic, non-commercial research. STANFORD agrees not to provide or grant any third party any of the Licensed Materials or any rights to any compound developed in Dr. Chaitan Khosla's laboratory with the use of the Licensed Materials.

         3.4 Upon execution of this Agreement, STANFORD shall transfer to LICENSEE a sufficient quantity of the Licensed Materials as is necessary for LICENSEE to establish a viable culture of such Licensed Materials.
LICENSEE agrees to reimburse Stanford for its out-of-pocket costs of preparing such Licensed Materials for LICENSEE, up to a maximum of [**] ($[**]). LICENSEE agrees to make such Licensed Materials available for academic not-for-profit research to researchers at academic and not-for-profit institutions which enter into a Material Transfer Agreement with LICENSEE in substantially the form attached hereto as Exhibit C.

4        GOVERNMENT RIGHTS

         This Agreement is subject to all of the terms and conditions of Title 35 United States Code Sections 200 through 204, including an obligation that products within the scope of a claim of an issued U.S. Licensed Patent sold in the United States be "manufactured substantially in the United States," and LICENSEE agrees to take all reasonable action necessary on its part as licensee to enable STANFORD to satisfy its obligation thereunder, relating to Invention(s), provided that STANFORD has provided LICENSEE with written notice of each such obligation STANFORD must meet and a description of each act LICENSEE must take to comply with such obligation at least 90 days in advance of any required act. STANFORD acknowledges that Licensed Products are

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

anticipated to be comprised of multiple technologies and agrees that only those components within the scope of the Licensed Patent(s) need be manufactured substantially in the United States.

5        DILIGENCE

         5.1 LICENSEE agrees to use reasonable efforts and diligence to proceed with the development, manufacture, or sale of Licensed Product(s) and shall endeavor to achieve the following:

                  (a) receive financing of at least [**] dollars ($[**]) within [**] following the Effective Date;

                  (b) establish a facility at which it will practice the Licensed Patents within [**] following the Effective Date;

                  (c) sequence at least [**] base pairs of DNA from one or more [**] within [**] from the Effective Date;

                  (d) generate a polyketide library of at least [**] polyketide compounds within [**] of the Effective Date;

                  (e) generate a polyketide library of at least [**] polyketide compounds within [**] of the Effective Date; and

                  (f) file an IND for a Licensed Product within [**] from the Effective Date.

For purposes of determining whether LICENSEE has met its diligence obligations, Sections 5.1 (c)-(f) above may be satisfied by LICENSEE or its sublicensees. In the event that LICENSEE has not achieved any one or more of the foregoing milestones but has exercised reasonable efforts to accomplish the same, STANFORD and LICENSEE shall negotiate in good faith an extension of time in which LICENSEE may accomplish such milestone and all subsequent milestones.

         5.2 STANFORD may terminate LICENSEE's rights under this Agreement with respect to a particular Licensed Product if, after final FDA approval of a NDA for such Licensed Product, LICENSEE has not sold the Licensed Product for a continuous period of [**] after such final approval.

         5.3 On or before [**] of each year during the term of this Agreement until LICENSEE markets a Licensed Product, LICENSEE shall make a written annual report to STANFORD covering the preceding year ending [**], regarding the progress of LICENSEE toward commercialization of Licensed Product(s). Such report shall include, as a minimum,

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

information sufficient to enable STANFORD to satisfy reporting requirements of the U.S. Government and for STANFORD to ascertain progress by LICENSEE toward meeting the diligence requirements of this Article 5.

6        PAYMENTS

         6.1 LICENSEE agrees to pay to STANFORD a nonrefundable, license issue fee of [**] Dollars ($[**]) within [**] days of the Effective Date. [**] ($[**]) of the option fee paid by KOSAN to STANFORD pursuant to the Option Agreement shall be credited against such license issue fee.

         6.2 Within thirty (30) days of the Effective Date, LICENSEE shall reimburse STANFORD for legal fees in the amount of [**]Dollars ($[**]), and for patent-related expenses in the amount of [**] Dollars ($[**]) incurred by STANFORD prior to the Effective Date with respect to the Licensed Patents. The amount paid by LICENSEE for legal fees shall be fully creditable against the first annual maintenance fee due pursuant to Section 6.3, and the amount paid by LICENSEE for patent-related expenses shall be fully creditable against royalties due pursuant to Section 6.5.

         6.3 During the term of the Agreement, LICENSEE shall pay to STANFORD an annual maintenance fee on the anniversary of the Effective Date, in accordance with the following schedule:

                  $[**]
                  $[**]
                  $[**]

Such annual maintenance fees shall be fully creditable against earned royalties up to [**] percent ([**]%) of such royalties due STANFORD in any year.

         6.4 Unless the Agreement is terminated earlier, within thirty (30) days following the first achievement by LICENSEE or a sublicensee of the following milestones, LICENSEE shall pay STANFORD one-time milestone payments according to the following schedule:

                  EVENT                                           PAYMENT
                  -----                                           -------
         [**]                                                    $ [**]


         [**]                                                    $ [**]



                                      -5-

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.


         [**]                                                    $[**]


         [**]                                                    $[**]


                                                                 $[**]
         [**]

         [**]                                                    $[**]


         [**]                                                    $[**]



All such payments shall be fully creditable against royalties due STANFORD hereunder.

         6.5 In addition to the payments of Sections 6.2 and 6.3, LICENSEE shall pay STANFORD royalties on annual Net Sales as follows:

                  (a)      on Net Sales by LICENSEE:

                           (i) a royalty of [**] percent ([**]%) of Net Sales
of a Licensed Product containing a polyketide compound [**], which compound has not been modified further;

                           (ii) a royalty of [**] percent ([**]%) of Net
Sales of a Licensed Product containing a polyketide compound [**], but not structurally characterized in such laboratory, which compound has not been modified further;

                           (iii) a royalty of [**] percent ([**]%) of Net
Sales of a Licensed Product containing a compound derived from a polyketide compound [**], which polyketide compound has been modified through medicinal chemistry or otherwise;

                           (iv) a royalty of [**] percent ([**]%) of Net Sales
of a Licensed Product containing a compound derived from a polyketide compound [expressed, but not structurally characterized in Dr. Khosla's laboratory at STANFORD], which polyketide compound has been modified through medicinal chemistry; and

                           (v) a royalty of [**] percent ([**]%) of Net Sales
of all other Licensed Products sold by LICENSEE.

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

                  (b)      on Net Sales by sublicensees:

                           (i) a royalty of [**] percent ([**]%) of Net Sales
of a Licensed Product containing a polyketide compound [**], which compound has not been modified further;

                           (ii) a royalty of [**] percent ([**]%) of Net
Sales of a Licensed Product containing a polyketide compound [**], but not structurally characterized in such laboratory, which compound has not been modified further;

                           (iii) a royalty of [**] percent ([**]%) of Net
Sales of a Licensed Product containing a compound derived from a polyketide compound [**], which polyketide compound is modified through medicinal chemistry or otherwise; and

                           (iv) a royalty of [**] percent ([**]%) of Net
Sales of all other Licensed Products sold by a sublicensee.

                  (c) The royalties due STANFORD pursuant to Subsections 6.5(a) (i)-(iii) and (b) (i)-(iii) above shall be reduced by [**] percent ([**]%) in the event that the pertinent polyketide compound was [**] in the course of sponsored research conducted with funds provided by LICENSEE or a sublicensee.

                  (d) As used in this Section 6.5, "structurally characterized" means the determination of the complete structure of the compound (e.g., by nuclear magnetic resonance and mass spectroscopy), such that sufficient information has been obtained that a patent disclosure can be made which would fully enable a patent claim with respect to the pertinent composition of matter.

         6.6 The above royalty rates will be reduced by [**] percent ([**]%) if the Licensed Product is not within the scope of an issued Valid Claim but is within the scope of a pending Valid Claim.

         6.7 The royalty rates set forth in Sections 6.5 and 6.6 above take into account that LICENSEE may become obligated to pay royalties to third parties on sales of Licensed Products. Consequently, no reduction shall be made to the royalties due to STANFORD, except if the royalty or other amount is paid in respect of a valid claim of a patent that would dominate the practice of the Licensed Patents, such royalty or other amount may be offset against the royalties due to STANFORD hereunder. However, in such event the royalty paid to STANFORD be reduced to less than [**] percent ([**]%) of the amount that would otherwise be due to STANFORD; provided, in no event shall the royalty due STANFORD pursuant to this Section be less than [**] percent ([**]%).

         6.8 In the event that a Licensed Product under this Agreement is sold in a combination product containing other active components, then subject to Sections 6.5 and 6.6, Net Sales on the combination product shall be calculated using one of the following methods:

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

                  (a) By multiplying the net selling price of the combination product by the fraction A/A+B, where A is the gross selling price, during the royalty-paying period being considered, of the Licensed Product sold separately, and B is the gross selling price, during the royalty period in question, of the other active components sold separately; or

                  (b) In the event that no such separate sales are made of the Licensed Product, Net Sales on the combination product for royalty determination shall be as reasonably allocated between such Licensed Product and the other active components, based on their relative importance and proprietary protection, as agreed by the parties. If the parties fail to reach agreement such allocation shall be submitted to binding arbitration.

         6.9 In the event that in any country all the Valid Claims within the Licensed Patent(s) which cover a particular Licensed Product are held invalid or unenforceable, then LICENSEE's obligation to pay royalties on Net Sales with respect to such Licensed Product shall terminate in such country. LICENSEE's obligation to pay royalties on Net Sales shall terminate on a country-by-country basis upon the expiration of the last to expire of any issued Licensed Patent(s) in each country; provided, in the event that LICENSEE elects to maintain exclusivity for the life of the issued patents within the Licensed Patents in any country, then until [**] ([**]) years following the expiration of the Licensed Patents in such country, LICENSEE shall pay to STANFORD royalties equivalent to the amount of royalties due on Net Sales of Licensed Products in such country at the royalty rate set forth in Section 6.6, subject to the other provisions of this Article 6. The parties agree that for the convenience of the parties such royalty shall be paid in consideration for the use of the Licensed Materials.

         6.10 The royalty on Net Sales made in currencies other than U.S. Dollars shall be calculated using the appropriate foreign exchange rate for such currency quoted by the Bank of America (San Francisco) foreign exchange desk, on the close of business on the last banking day of each calendar quarter. Royalties and payments to STANFORD shall be made in U.S. Dollars. All non-U.S. taxes related to royalty payments shall be paid by LICENSEE and are not deductible from the payments due STANFORD.

         6.11     In addition to the foregoing, LICENSEE shall pay to STANFORD:

                  (a) [**] percent ([**]%) of any amounts (excluding royalties) received by LICENSEE from sublicensees with respect to a sublicense to make [**] compounds using methods claimed in the Licensed Patents; and

                  (b)      the lesser of (i) [**] dollars ($[**]), or
                           (ii) [**] percent ([**]%) of any amounts (excluding royalties) received by LICENSEE from sublicensees with respect to a sublicense to screen [**] compound libraries made by LICENSEE using methods claimed in the Licensed Patents.

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

It is understood and agreed that LICENSEE shall have no obligation to pay STANFORD any amount with respect to payments received by LICENSEE from a sublicensee for the purchase of equity, debt financing, research and development, library generation and preparation, the license of intellectual property or technology other than the Licensed Patents, or reimbursement for patent or other expenses. LICENSEE's obligation under subsection (b) above shall only apply to amounts received in excess of the reasonably fully burdened (direct and indirect) costs incurred by LICENSEE in developing such polyketide compound libraries, and shall not apply to any payments received by LICENSEE with respect to the first sublicenses granted by LICENSEE of rights to screen polyketide compound libraries made by LICENSEE and the second such sublicense if it is entered within [**] of the Effective Date of the first such sublicense.

         6.12 In the event that LICENSEE's rights under this Agreement become non-exclusive in any country, the amounts due STANFORD pursuant to the provisions of this Article 6 shall be reduced by [**].

         6.13 In the event that LICENSEE sells any Licensed Material which has not been materially altered or modified by or on behalf of LICENSEE to any third party, LICENSEE shall pay to STANFORD [**] percent ([**]%) of all amounts received from such third party therefore, excluding any amounts paid for the preparation, packaging and shipping of such Licensed Material.

7        ROYALTY REPORTS, PAYMENTS AND ACCOUNTING

         7.1 Beginning with the first sale of a Licensed Product, LICENSEE shall make written reports (even if there are no further sales) of royalty payments due, if any, to STANFORD within [**] ([**]) days after the end of each [**]. This report shall state the number, description, and aggregate Net Sales of Licensed Product(s) during such completed [**], and resulting calculations of earned royalty payments due STANFORD pursuant to Sections 6.5 through 6.8 for such completed [**]. Concurrent with the submission of each such report, LICENSEE shall pay STANFORD any royalties due for the [**] covered by such report.

         7.2 LICENSEE agrees to keep and maintain records for a period of [**] ([**]) years showing the manufacture, sale, use and other disposition of products sold or otherwise disposed of under the license herein granted. Such records will include sufficient detail to enable the royalties payable hereunder by LICENSEE to be determined. LICENSEE further agrees to permit its books and records to be examined by an independent certified public accountant selected by STANFORD and acceptable to LICENSEE once per [**] during the term of this Agreement, for the sole purpose of verifying the reports and royalty payments made by LICENSEE. Such examination shall be made at LICENSEE'S place of business during ordinary business hours with at least thirty (30) days prior written notice. The accountant shall report to STANFORD only whether there has been a royalty underpayment and, if so, the amount thereof. Such examination is to be at the expense of STANFORD except in the event that the results of the audit reveal an under reporting of royalties

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

due STANFORD of [**] percent ([**]%) or more, then the audit costs shall be paid by LICENSEE within [**] ([**]) days of notice by STANFORD to LICENSEE.

8        NEGATION OF WARRANTIES

         8.1      Nothing in this Agreement is or shall be construed as:

                  (a) A warranty or representation by STANFORD as to the validity or scope of any Licensed Patent(s);

                  (b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;

                  (c) An obligation to bring or prosecute actions or suits against third parties for infringement, except to the external and in the circumstances described in
                           Article 13;

                  (d) Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of STANFORD or other persons other than to the Invention(s) and Licensed Patent(s), regardless of whether such patents or other rights are dominant or subordinate to any Licensed Patent(s); or

                  (e) An obligation to furnish any technology or technological information, except as expressly set forth in this Agreement.

         8.2 Except as expressly set forth in this Agreement, STANFORD AND BURF MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

         8.3 LICENSEE agrees that nothing in this Agreement grants LICENSEE any express or implied license or right under or to:

                  (a) U.S. Patent No. 4,237,224, "Process for Producing Biologically Functional Molecular Chimeras"; U.S. Patent No. 4,468,464 and U.S. Patent No. 4,740,470,
                           both entitled, "Biologically Functional Molecular Chimeras" (collectively known as the Cohen/Boyer patents), or reissues thereof; or

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

                  (b) U.S. Patent No. 4,656,134 "Amplification of Eukaryotic Genes" or any patent application corresponding thereto.

9        REPRESENTATIONS AND WARRANTIES

         9.1 STANFORD represents and warrants that it has the power to enter into this Agreement and to the best of its knowledge has the right to grant the rights granted herein to LICENSEE.

         9.2 LICENSEE represents and warrants that it has the power to enter into this Agreement and meet its obligations under this Agreement.

10       INDEMNITY

         10.1 LICENSEE agrees to indemnify, hold harmless, and defend STANDFORD, STANFORD Health Services, Brown University and BURF and their respective trustees, officers, employees, students, and agents (the "Indemnitees") against any and all liability, damage, loss or expense incurred by or imposed on the Indemnittees or any one of them, arising out of third party claims for death, illness, personal injury, property damage, and fraudulent business practices arising out of the manufacture, use, sale, or other disposition of Invention(s), Licensed Patent(s), Licensed Materials or Licensed Product(s) by LICENSEE or its sublicensee(s), or the exercise of the license granted herein.

         10.2 STANFORD, STANFORD Health Services and Brown University and BURF shall not be liable for any indirect, special, consequential, or other damages whatsoever, whether grounded in tort (including negligence), strict liability, contract or otherwise. STANFORD, STANFORD Health Services, Brown University and BURF shall not have any responsibilities or liabilities whatsoever with respect to Licensed Product(s).

         10.3 In addition to the foregoing, LICENSEE (or its sublicensee) shall maintain, during the term of this Agreement after the commencement of clinical trials, Comprehensive General Liability Insurance, including if appropriate, Products Liability Insurance, to cover the activities of LICENSEE and its sublicensee(s). Such insurance shall provide minimum limits of liability of:

                  (a)      [**] Dollars ($[**]) per occurrence
                           during Phase I clinical trials;

                  (b)      [**] Dollars ($[**]) per occurrence
                           during Phase II clinical trials;

                  (c)      [**] Dollars ($[**]) per occurrence
                           during Phase III clinical trials; and

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

                  (d)      [**] Dollars ($[**]) per occurrence
                           during marketing of Licensed Product(s) to the public

         10.4 In order to meet the obligations of Section 10.3, insurance shall be procured and maintained with a reputable and financially secure insurance carrier. Such insurance shall include STANFORD, STANFORD Health Services, Brown University, BURF and their respective trustees, directors, officers, employees, students, and agents as additional insureds. Such insurance shall be written to cover claims incurred, discovered, manifested, or made during the term of this Agreement. At STANFORD's request, LICENSEE shall furnish a Certificate of Insurance evidencing primary coverage and requiring thirty (30) days prior written notice of cancellation or material change to STANFORD. All such insurance of LICENSEE shall be primary coverage; insurance of STANFORD or STANFORD Health Services shall be excess and noncontributory.

11       MARKING

         Prior to the issuance of patents on the Invention(s), LICENSEE agrees to mark Licensed Product(s) (or their containers or labels) made, sold, or otherwise disposed of by it under the license granted in this Agreement with the words "Patent Pending," and following the issuance of one or more patents, with the numbers of any applicable Licensed Patent(s).

12       STANFORD NAMES AND MARKS

         12.1 LICENSEE agrees not to identify STANFORD in any promotional advertising or other promotional materials to be disseminated to the public to use the name of any STANFORD faculty member, employee, or student or any trademark, service mark, trade name, or symbol of STANFORD or the STANFORD Health Services, or that is associated with either of them, without STANFORD's prior written consent, which consent shall not be unreasonably withheld.

         12.2 Notwithstanding Section 12.1, LICENSEE may issue a press release containing mention of STANFORD, subject to STANFORD's prior written consent, which consent shall not be unreasonably withheld. LICENSEE may also later issue press releases containing information previously approved for release by STANFORD.

         12.3 STANFORD and LICENSEE agree that reports in scientific literature and presentations of research and development work are not considered promotional materials. Promotional materials shall also not include disclosures required under any laws or government regulations or by the rules of any stock exchange of any country.

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

13       PATENT PROSECUTION AND INFRINGEMENT

         13.1 LICENSEE shall have the primary responsibility for the prosecution, filing and maintenance of all Licensed Patents, including the conduct of all interference, opposition, nullity and revocation proceedings, using counsel of its choice; provided, however, that STANFORD shall have reasonable opportunity to advise and consult with LICENSEE on such matters and may instruct LICENSEE to take such action as STANFORD reasonably believes necessary to protect the Licensed Patent(s). Counsel shall concurrently provide STANFORD and LICENSEE with copies of all material correspondence related to the prosecution of the patent applications within the Licensed Patent(s). Invoices for legal services incurred in connection with the prosecution, filing and maintenance of all Licensed Patents shall be sent directly to STANFORD with a copy directed to LICENSEE. Should LICENSEE elect to abandon any patent or patent application in any country, it shall give timely notice to STANFORD, who may continue prosecution or maintenance, at its sole expense and LICENSEE shall have no further rights with respect to such patent application or patent in such country. In the event that a conflict arises with respect to patent counsel selected by LICENSEE, STANFORD may, with just cause and after consulting with LICENSEE, select new patent counsel reasonably acceptable to LICENSEE.

         13.2 Payment of all reasonable fees and costs relating to the filing, prosecution and maintenance of all patent applications and patents with the Licensed Patent(s), including interference and/or opposition, nullity and revocation proceedings, shall be the responsibility of LICENSEE. STANFORD shall direct the patent counsel to send invoices for such fees and costs directly to LICENSEE, with a copy to STANFORD, and LICENSEE shall pay such patent counsel directly amounts due. All patent-related expenses paid by LICENSEE pursuant to this Agreement shall be fully creditable against earned royalties due under
Section 6.5.

         13.3 STANFORD shall promptly inform LICENSEE of any suspected infringement of any Licensed Patent by a third party and any declaratory judgment filed with respect to any Licensed Patent. LICENSEE shall have the initial right but not the obligation, at its expense, to initiate and control any proceeding relating to any infringement by a third parry of any Licensed Patents, any declaratory action alleging invalidity or noninfringement of any Licensed Patents, or any interference, opposition, nullity or revocation proceeding relating to any Licensed Patents ("a Protective Action"). In pursuing any such Protective Action, LICENSEE shall provide STANFORD with material information related to the Protective Action and shall have the right, but not the obligation, to join STANFORD as a party to the Protective Action, at LICENSEE'S expense. STANFORD shall have the right to participate in the Protective Action with its own counsel at its own expense. If LICENSEE brings a Protective Action it may enter into a settlement, consent judgment or other voluntary final disposition of such Protective Action, at its sole option, and any damages recovered by a Protective Action shall be used first to reimburse LICENSEE for the costs (including attorney's and expert fees) of such Protective Action actually paid by LICENSEE, and the remainder, if any, shall be retained by LICENSEE, except LICENSEE shall pay STANFORD [**] percent ([**]%) of said remainder; provided, if STANFORD joins in any Protective Action at its inception and shares equally in the costs (including attorneys and expert fees) incurred in its conduct, in the event of any recovery

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

each party shall be reimbursed for its expenses incurred in such Protective Action and STANFORD and LICENSEE shall equally share any remainder.

         13.4 If LICENSEE, or its sublicensee pursuant to Section 14.4, decides not to bring a Protective Action after LICENSEE receives notice from STANFORD pursuant to Section 13.3, LICENSEE shall inform STANFORD and STANFORD may institute a Protective Action. In such event, STANFORD shall control such Protective Action, including any settlement, consent judgment or other voluntary final disposition thereof at its sole option, and shall bear the entire cost of such Protective Action and shall be entitled to retain the entire amount of any recovery or settlement. STANFORD may, at its expense, join LICENSEE as a party to such a Protective Action and LICENSEE shall cooperate reasonably with STANFORD in any such Protective Action, at STANFORD'S expense.

         13.5     Should either party commence a Protective Action under this
Section 13 and thereafter elect to abandon the same, it shall give timely notice to the other party who may continue prosecution of such Protective Action; provided, however, that the sharing of past and future expenses and any recovery in such Protective Action shall be as mutually agreed by the parties.

         13.6 In any Protective Action under this Section 13, the other party hereto shall, at the request and expense of the party initiating such Protective Action, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples and the like.

14       SUBLICENSES

         14.1 LICENSEE may grant sublicenses under the Invention(s) and Licensed Patent(s) to make, have made, use, and sell Licensed Product(s) in the Licensed Territory.

         14.2 If LICENSEE is unable or unwilling to serve or develop a potential market or market territory, STANFORD may notify LICENSEE of potential sublicensee(s) of the Invention(s) and Licensed Patent(s), and LICENSEE, at STANFORD's request, will in good faith discuss granting a sublicense(s) to such a third party on reasonable terms acceptable to LICENSEE.

         14.3 Any sublicense(s) granted by LICENSEE under this Agreement shall be subject and subordinate to the terms and conditions of this Agreement, except:

                  (a) Sublicense terms and conditions shall reflect that any sublicensee(s) shall not further sublicense without the written consent of STANFORD, which consent shall not be unreasonably withheld;

                  (b) The earned royalty rate specified in the sublicense(s) may be at higher rates than the rates in this Agreement; and

                  (c) All reports required by sublicensee(s) shall be made to LICENSEE.

Any such sublicense(s) also shall expressly include the provisions of Articles 8 and 10 for the benefit of STANFORD. Such sublicenses shall remain in effect in the event of any termination of this Agreement and provide for the assignment of such sublicenses to STANFORD or its designee, in the event that this Agreement is terminated.

         14.4 With the prior consent of LICENSEE, and the prior consent of STANFORD, which consent shall not be unreasonably withheld, a sublicensee may bring a Protective Action, subject to the provisions of Section 13.3.

         14.5 LICENSEE agrees to provide to STANFORD copies of the portions of any sublicenses granted under this Agreement which relate to royalty reporting, confidentiality, diligence obligations and indemnification obligations.

15       TERMINATION

         15.1 LICENSEE may terminate this Agreement with respect to any country or any Licensed Patent by giving STANFORD notice in writing at least [**] ([**]) days in advance of the effective date of termination selected by LICENSEE.

         15.2     STANFORD may terminate this Agreement if LICENSEE:

                  (a) Is in default in payment of royalty or providing of reports;

                  (b)      Is in material breach of any provision hereof; or

                  (c)      Provides any materially incorrect report;

and LICENSEE fails to remedy any such default, breach, or materially incorrect report, or fails to act reasonably to remedy any default, breach, or materially incorrect report within [**] ([**]) days after receipt of written notice thereof by STANFORD.

         15.3     Surviving any termination are:

                  (a)      LICENSEE'S obligation to pay royalties accrued;

                  (b) Any cause of action or claim of LICENSEE or STANFORD, accrued, because of any breach or default by the other party; and

                  (c)      The provisions of Articles 7, 8, 9, 17 and 19.

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

16       ASSIGNMENT

         Neither party may assign this Agreement or any part hereof without the express written consent of the other, which consent shall not be unreasonably withheld; provided, however, LICENSEE may assign this Agreement or any portion hereof to an Affiliate or to a successor of all or substantially all its business relating to the Licensed Patent(s) without the written consent of STANFORD and shall provide STANFORD notice of any such assignment. Assignees of this Agreement may also assign this Agreement or any portion hereof to an Affiliate or to a successor of all or substantially all its business relating to the Licensed Patent(s) without the written consent of STANFORD, and shall provide STANFORD notice of any such assignment.


17       ARBITRATION

         17.1 Any controversy arising under or related to this Agreement, and any disputed claim by either party against the other under this Agreement excluding any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration in accordance with the Rules of Commercial Arbitration of the American Arbitration Association.

         17.2 Upon request by either party, arbitration will be initiated by a third party arbitrator mutually agreed upon in writing by LICENSEE and STANFORD within [**] ([**]) days of such arbitration request. Judgment upon the award rendered by the arbitrator shall be final and nonappealable and may be entered in a court having jurisdiction thereof. The parties agree that any provision of applicable law notwithstanding, they will not request and the arbitrators shall have no authority to award punitive or exemplary damages against any party. The costs of the arbitration, including administrative fees and fees of the arbitrators shall be shared equally by the parties. Each party shall bear the cost of its own attorneys' fees and expert fees.

         17.3 The parties shall be entitled to discovery in like manner as if the arbitration were a civil suit in the California Superior Court; provided, however, the arbitrator may limit the scope, time and/or issues involved in discovery.

         17.4 Any arbitration shall be held at STANFORD, California, unless the parties hereto mutually agree in writing to another place.

18       NOTICES

         All notices under this Agreement shall be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, or overnight deliver service (e.g., DHL, Federal Express) and addressed as follows:

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

         To STANFORD:           Office of Technology Licensing
                                Stanford University 900 Welch Road, Suite 350
                                Palo Alto, California 94304-1850

                                Attention: Director

         To LICENSEE:           KOSAN Biosciences, Inc.
                                211 Belgrave Avenue
                                San Francisco, California 94117

                                Attention: President

Either party may change its address upon written notice to the other party.

19       CONFIDENTIALITY

         STANFORD shall maintain this Agreement and the reports and any information provided by LICENSEE to STANFORD pursuant to Sections 5.3, 7 and
14.5 in confidence and not disclose such information or reports to any third party, except as required by law and disclosed after notice to LICENSEE and after requesting confidential treatment and a protective order, if available. STANFORD may, however, disclose to third parties total annual royalty payments and general statistical information regarding payments made hereunder in the context of disclosing statistical information pertaining to the performance of the STANFORD Office of Technology Licensing.

20       WAIVER

         None of the terms of this Agreement can be waived except by the written consent of the party waiving compliance.

21       APPLICABLE LAW

         This Agreement shall be governed by the laws of the State of California, without reference to principles of conflicts of laws.

22       ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between LICENSEE and STANFORD and supersedes all prior communications, understandings and agreements with respect to the subject matter of this Agreement. This Agreement may not be amended except with a written agreement signed by LICENSEE and STANFORD.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date set forth above.

BOARD OF TRUSTEES OF THE LELAND               KOSAN BIOSCIENCES, INC.
STANFORD JUNIOR UNIVERSITY                    ("LICENSEE")
("STANFORD")


By: /s/ KATHARINE KU                          By: /s/ DANIEL V. SANTI
   --------------------------------------        -------------------------------
   Katharine Ku, Director of Technology               Daniel V. Santi, President
    Licensing                                           3/12/96

                                    EXHIBIT A

                               LICENSED MATERIALS

[**]                        [**]                            [**]



[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.


[**]                        [**]                            [**]


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

[**]                        [**]


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

                                    EXHIBIT B

                                LICENSED PATENTS


U.S. Patent Application Serial No.  8/238,811
                                    08/486,645
                                    60/003,338


PCT/US94/10643

                                    EXHIBIT C

                           MATERIAL TRANSFER AGREEMENT

                           MATERIAL TRANSFER AGREEMENT

         This Material Transfer Agreement (the "Agreement") effective as of _____________ , 199_ (the "Effective Date") is made by and between KOSAN Biosciences, Inc., with an address at 211 Belgrave Avenue, San Francisco, California 94117 (the "Company") and ___________________, with an address at ___________________ (the "Recipient") and sets forth the terms and conditions on which the Company will transfer biological materials to Recipient and Scientist and Recipient's and Scientist's use thereof.

         1. MATERIALS. The Company is willing to transfer to Recipient and Scientist the biological materials specified on Exhibit A hereto ("Materials"), for the sole purpose of conducting the research described on Exhibit B hereto ("Research") in the laboratory of ___________________ (the "Scientist") at ____________________. Materials include the original biological materials transferred to Recipient, as well as any derivatives, progeny, or improvements developed by Recipient or Scientist therefrom.

         2. LIMITATION OF USE. The Materials may be used only for Research solely by the Scientist in Scientist's laboratory, at Recipient under suitable containment conditions. The Materials shall not be used for commercial or other purposes.

         3. CONFIDENTIALITY. All oral or written communications received by Recipient and Scientist relating to the Materials are, and shall remain, proprietary and confidential information of the Company. The Recipient and Scientist agree to hold all such information in confidence and not to disclose such information to any third party or use it for any, purpose except the conduct of the Research, except that the Recipient and Scientist shall not be required to keep confidential information that (i) is already known to the Recipient or Scientist at time of disclosure by the Company, as evidenced by written records of the Recipient and Scientist, (ii) has become publicly known and generally available through no wrongful act of Recipient or Scientist or
(iii) has been received by the Recipient or Scientist from a third party authorized to make such disclosure.

         4. CONTROL OF MATERIALS. Recipient and Scientist agree to retain control over the Materials and not to transfer the Materials to any person or entity without the prior written approval of the Company. The Company reserves the right to distribute similar Materials to others and to use such Materials for its own purposes. Recipient and Scientist agree to return any remaining Materials and products or materials derived from such Materials, to the Company upon completion of the Research or at any earlier time that the Company may request.

         5. NO WARRANTY. The Materials are being made available in order to further research concerning it. THE MATERIALS ARE BEING SUPPLIED TO RECIPIENT "AS IS" WITH NO WARRANTIES, EXPRESS OR IMPLIED, AND THE COMPANY EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. The Company makes no representations that the use of the Materials will not infringe any patent or other proprietary right of any third party. Recipient and Scientist agree that the Materials will not be used in humans under any circumstances.

         6. REPORTS. Recipient and Scientist will supply to the Company a written report detailing the results obtained in its study within thirty (30) days after the Research is concluded. The final report may be in the form of a manuscript, abstract, or other publication submission. Recipient and Scientist agree to not disclose these results, their underlying data and/or any conclusions drawn from the study, orally or in writing (e.g., by submission of a manuscript, abstract, patent application, etc.), unless the Company has had thirty (30) days in which to review the intended disclosure and make recommendations or comments. The Company will treat information disclosed by Recipient and Scientist as confidential, upon request, by entering into a Confidentiality Agreement to be negotiated by the parties.

         7. OPTION. In consideration for the rights granted herein, the Recipient and Scientists hereby grant to the Company an exclusive option to acquire an exclusive worldwide license, with the right to grant and authorize sublicenses, under all intellectual property conceived, reduced to practice or otherwise developed by the Recipient or Scientist with the use of the Materials, on reasonable and customary terms to be negotiated in good faith by the parties.

         8. NO CONFLICT. The Materials will not be used in any research that is subject to consulting, licensing or similar obligations to any third party, unless written permission is first obtained from the Company. The rights and obligations provided by Recipient herein do not, and during the term of the Agreement, will not conflict with any other right or obligation provided under any other agreement that Recipient or Scientist has with any third party, including any sponsor or government entity.

         9. CARE IN USE OF MATERIALS. Recipient and Scientist acknowledge that the Materials are experimental in nature and may have unknown characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation and disposition and containment of the Materials and all derivatives thereof.

         10. HOLD HARMLESS. Recipient shall indemnify the Company and hold the Company harmless from any claims, liabilities and/or expenses which arise out of or in connection with a result of Scientist's or Recipient's use of the Materials.

         11. COMPLIANCE WITH LAWS. Recipient and Scientists shall use the Materials in compliance with all applicable national, state and local laws and regulations, including all applicable National Institutes of Health guideline.

         12. MISCELLANEOUS. This Agreement including its Exhibits sets forth the entire agreement between the parties with respect to the subject matter contained herein and supersedes any previous understandings, commitments or agreements, oral or written. This Agreement may only be amended with a writing signed by authorized representatives of the parties hereto. This Agreement shall be governed by and construed under California law as applied to agreements entered into and performed in California by California residents.

RECIPIENT                                  KOSAN BIOSCIENCES, INC.

By:                                        By:
   -------------------------------            -------------------------------
Title:                                     Title:
      ----------------------------               ----------------------------

Acknowledged and Agreed to:

----------------------------------
      [Scientist's Signature]

----------------------------------
          [Print Name]


                                      -2-